                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                       LONE STAR STEAKHOUSE & SALOON, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                      LONE STAR STEAKHOUSE & SALOON, INC.
                                224 EAST DOUGLAS
                                   SUITE 700
                           WICHITA, KANSAS 67202-3414

                                   ----------

                 NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 21, 2005

                                   ----------
To the Stockholders:

   NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (the "Meeting") of LONE STAR STEAKHOUSE & SALOON, INC., a Delaware corporation (the "Company"), will be held on June 21, 2005 at the Del Frisco's Double Eagle Steak House restaurant located at 1221 Sixth Avenue, New York, New York 10020, at 9:00 a.m. local time, for the following purposes:

          -- To elect two (2) members of the Board of Directors to serve until the 2008 Annual Meeting of Stockholders, and until their successors have been duly elected and qualified;

          -- To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 27, 2005; and

          -- To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on May 9, 2005 as the record date for the Meeting. Only stockholders of record on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.

   A complete list of our stockholders entitled to vote at the Meeting will be available for inspection at the Company's corporate office at 224 East Douglas, Suite 700, Wichita, Kansas 67202-3414, during normal business hours for ten days prior to the Meeting. Our stockholder list also will be available at the Meeting.

   IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WE URGE YOU TO PROMPTLY SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED
ENVELOPE.

   ANY STOCKHOLDER GIVING A PROXY MAY REVOKE IT AT ANY TIME BEFORE THE PROXY IS VOTED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY, BY SUBMITTING A LATER-DATED PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                By Order of the Board of Directors


                                /s/ GERALD T. AARON
                                ---------------------------------
                                GERALD T. AARON, Secretary

Dated: May 16, 2005

   WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                      LONE STAR STEAKHOUSE & SALOON, INC.
                                224 EAST DOUGLAS
                                   SUITE 700
                           WICHITA, KANSAS 67202-3414

                                   ----------

                                PROXY STATEMENT
                                      FOR
                      2005 ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 21, 2005

                                   ----------

                                  INTRODUCTION

   This Proxy Statement and the accompanying proxy are being furnished to stockholders by the Board of Directors of Lone Star Steakhouse & Saloon, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of the accompanying proxy for use at the 2005 Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Tuesday, June 21, 2005 at the Del Frisco's Double Eagle Steak House restaurant located at 1221 Sixth Avenue, New York, New York 10020, at 9:00 a.m., local time, or at any adjournments thereof.

   The principal executive offices of the Company are located at 224 East Douglas, Suite 700, Wichita, Kansas 67202-3414. The approximate date on which this Proxy Statement and the accompanying proxy will first be sent or given to stockholders is on or about May 16, 2005.

                       RECORD DATE AND VOTING SECURITIES

   Only stockholders of record at the close of business on May 9, 2005, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof. As of the close of business on the Record Date, there were 20,569,397 outstanding shares of the Company's common stock, $.01 par value (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

                               VOTING OF PROXIES

   A stockholder may ensure that their shares are voted at the Meeting in accordance with the Board of Directors' recommendations by completing, signing, dating, and returning the enclosed proxy in the envelope provided. Submitting your proxy will not affect your right to attend the Meeting and vote in person. If the proxy is signed and returned without any direction given, shares will be voted in accordance with the recommendations of the Board of Directors as described in this Proxy Statement with respect to Proposal I and Proposal II. Any stockholder giving a proxy may revoke it at any time before the proxy is voted by giving written notice of revocation to the Secretary of the Company, by submitting a later-dated proxy, or by attending the Meeting and voting in person.

   The Board of Directors is soliciting votes FOR election to the Board of Directors of its nominees, Messrs. William B. Greene, Jr. and Fred B. Chaney, Ph.D. and FOR approval of the appointment of Ernst & Young LLP as its independent auditors. The Board of Directors urges you to sign, date, and return the enclosed proxy today.

   If you have any questions, or need any assistance in voting your shares, please call 888-750-5834 and the Company's proxy solicitors will be happy to help you.

   If your shares are held in "street-name", only your bank or broker can vote your shares and only upon receipt of your specific instructions. Please contact the person responsible for your account and instruct that individual to vote the proxy card as soon as possible.

                                     QUORUM

   In order to conduct any business at the Meeting, a quorum must be present in person or represented by valid proxies. A quorum consists of a majority of the shares of Common Stock issued and outstanding on the Record Date (excluding treasury stock). All shares that are voted "FOR", "AGAINST" or "WITHHOLD AUTHORITY" on any matter will count for purposes of establishing a quorum and will be treated as shares entitled to vote at the Meeting (the "Votes Present").

                                  ABSTENTIONS

   While there is no definitive statutory or case law authority in Delaware, the Company's state of incorporation, as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both: (i) the total number of Votes Present, for the purpose of determining whether a quorum is present; and (ii) the total number of Votes Present that are cast ("Votes Cast") with respect to a matter (other than in the election of the Board of Directors and ratification of independent auditors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.

                                BROKER NON-VOTES

   Shares of Common Stock held in street name that are present by proxy will be considered as Votes Present for purposes of determining whether a quorum is present. With regard to certain proposals, the holder of record of shares of Common Stock held in street name is permitted to vote as they determine, in their discretion, in the absence of direction from the beneficial holder of the shares of Common Stock.

   The term "broker non-vote" refers to shares held in street name that are not voted with respect to a particular matter, generally because the beneficial owner did not give any instructions to the broker as to how to vote such shares and the broker is not permitted under applicable rules to vote such shares in its discretion because of the subject matter of the proposal, but whose shares are present on at least one matter. The Company intends to count such shares as Votes Present for the purpose of determining whether a quorum is present. In addition, the broker is permitted to vote such shares on the proposals to be considered at the Meeting.

                          VOTES REQUIRED FOR APPROVAL

   A plurality of the total Votes Cast by holders of Common Stock is required for the election of directors. A vote to "WITHHOLD AUTHORITY" for any nominee for director will be counted for purposes of determining the Votes Present, but will have no other effect on the outcome of the vote on the election of directors.

   A plurality of the total Votes Cast by holders of Common Stock is required to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 27, 2005. A vote to "ABSTAIN" will have no other effect on the outcome of the vote on the ratification of Ernst & Young LLP.

                               SECURITY OWNERSHIP

   The following table sets forth information concerning ownership of the Company's Common Stock, as of the Record Date, by each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, each director, each executive officer as defined in Item 402(a)(3) of Regulation S-K and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the address for five percent stockholders, directors and executive officers of the Company is 224 East Douglas, Suite 700, Wichita, Kansas 67202-3414. The percentage of shares owned is based on 20,569,397 shares outstanding as of May 9, 2005.

                                                          SHARES
                  NAME AND ADDRESS                     BENEFICIALLY   PERCENTAGE
                 OF BENEFICIAL OWNER                       HELD        OF CLASS
                --------------------                   ------------   ----------
Jamie B. Coulter ..................................     3,557,782(1)     16.4%
John D. White .....................................       848,025(2)      4.0%
Gerald T. Aaron ...................................       412,707(3)      2.0%
Tomlinson D. O'Connell ............................        89,449(4)        *
Deidra Lincoln  ...................................        84,576(5)        *
Fred B. Chaney ....................................         2,000           *
William B. Greene, Jr. ............................        64,300(6)        *
Clark R. Mandigo ..................................        43,600(7)        *
Mark G. Saltzgaber ................................        39,300(8)        *
Thomas C. Lasorda .................................        38,100(9)        *
Michael A. Ledeen, Ph.D. ..........................        46,800(10)       *
Anthony Bergamo ...................................         3,194           *
Dimensional Fund Advisors Inc. ....................     1,810,903(11)     8.8%
Barclays Global Investors, NA and Barclays Global
  Fund Advisors....................................     1,232,717(12)     6.0%
Pioneer Global Asset Management ...................     1,318,000(13)     6.4%
All directors and executive officers as a group
  (12 persons) (1-10)..............................     5,229,833(14)    22.6%

---------------
*    Less than 1%
(1) Includes presently exercisable options to purchase 1,162,389 shares of Common Stock. Does not include 177,145 shares held by Intrust Bank as Trustee of a Rabbi Trust for the Company. Under the terms of a Deferred Compensation Agreement, Mr. Coulter defers receipt of the value of his deferred compensation account until 30 days after the termination of his employment with the Company.
(2) Includes presently exercisable options to purchase 700,000 shares of Common Stock.
(3) Includes presently exercisable options to purchase 375,000 shares of Common Stock.
(4) Includes presently exercisable options to purchase 88,449 shares of Common Stock.
(5) Includes presently exercisable options to purchase 79,576 shares of Common Stock.
(6) Includes presently exercisable options to purchase 13,600 shares of Common Stock.
(7) Includes presently exercisable options to purchase 13,600 shares of Common Stock.
(8) Includes presently exercisable options to purchase 31,800 shares of Common Stock.
(9) Includes presently exercisable options to purchase 36,800 shares of Common Stock.
(10) Includes presently exercisable options to purchase 46,800 shares of Common Stock.
(11) Based on a Schedule 13G filed in February 2005, Dimensional Fund Advisors Inc. beneficially holds 1,810,903 shares of the Company's Common Stock. Dimensional Fund Advisors Inc. disclaims beneficial ownership to the 1,810,903 shares of the Company's Common Stock due to its role as an investment advisor or manager to numerous funds. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(12) Based on a Schedule 13G filed in February 2005, Barclays Global Investors, N.A. beneficially holds sole voting power over 573,285 and sole dispositive power over 756,326 shares of the Company's common stock and Barclays Global Fund Advisors beneficially holds 476,391 shares of the Company's Common Stock. The address of Barclays Global Investors, N.A. and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105.
(13) Based on a Schedule 13G filed in December 2001, Pioneer Global Asset Management beneficially holds 1,318,000 shares of the Company's Common Stock. The address of Pioneer Global Asset Management is Galleria San Carlo 6, 20122 Milan, Italy.
(14) Includes presently exercisable options to purchase 2,548,014 shares of Common Stock.

                                   PROPOSAL I
                       ELECTION OF THE BOARD OF DIRECTORS

   The Board of Directors is currently composed of eight (8) directors, divided into three classes. Each class of directors is elected for a term of office to expire at the third succeeding annual meeting of stockholders of the Company after their election and until their respective successors are elected and qualified. The terms of two directors are expiring at the Meeting and the Nominating Committee of the Board of Directors, solely consisting of independent directors, has nominated Messrs. William B. Greene, Jr. and Fred
B. Chaney, Ph.D, currently serving as directors of the Company since August 1999 and April 1995, respectively, as nominees for reelection to the Board of Directors. If elected, the term of the Board of Directors' nominees expires at the 2008 Annual Meeting, and when their respective successors are duly elected and shall have qualified.

   Unless otherwise specified, all of the Proxies received will be voted in favor of the election of Messrs. William B. Greene, Jr. and Fred B. Chaney, Ph.D. The directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. Abstentions from voting and broker non-votes on the election of directors will have no effect since they will not represent Votes Cast at the Meeting for the purpose of electing a director. Management has no reason to believe that any of the Board of Directors' nominees will be unable or unwilling to serve as directors, if elected. Should any of the nominees not remain a candidate for election at the date of the Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

   The following table sets forth the ages and terms of office of the directors of the Company:

                 NAME                   AGE   TERM OF OFFICE AS DIRECTOR EXPIRES
                 ----                   ---   ----------------------------------

* William B. Greene, Jr.............    67                   2005
* Anthony Bergamo...................    58                   2007
* Fred B. Chaney, Ph.D..............    68                   2005
* Thomas C. Lasorda.................    77                   2006
* Michael A. Ledeen, Ph.D...........    63                   2007
* Clark R. Mandigo..................    62                   2006
* Mark G. Saltzgaber................    37                   2007
  John D. White.....................    57                   2006

---------------
*   Independent Director

   William B. Greene, Jr. has been Chairman of the Board since July 14, 2003 and a Director of the Company since August 1999. Mr. Greene has been Chairman, Chief Executive Officer and President of BancTenn Corp since 1974 and Chairman, Chief Executive Officer and President of Carter County BancCorp since 1972. At the age of 26, Mr. Greene was the youngest bank President and CEO in the United States and formed the first statewide banking organization in the history of Tennessee, United Tennessee Bancshares Corporation.
Mr. Greene is the immediate past Chairman of the Wake Forest University Board of Trustees and Chairman of the Wake Forest University Trustee Investment Policy Committee for the last nine years, which oversees the University's billion-dollar endowment. Mr. Greene is also a member of the Board of Trustees of Milligan College where he recently received his Honorary Doctor of Economics. Mr. Greene was a member of the Young Presidents' Organization for eighteen years and in 1998 served as International President of the World Presidents' Organization, the graduate school of YPO. Mr. Greene is a graduate of Wake Forest University with a B.S. Degree in Philosophy, Psychology and History. Mr. Greene did post graduate work at Wake Forest University and the University of Illinois. He is a graduate of the Bank Marketing and Public Relations School at Northwestern University, and a graduate of the Stonier Graduate School of Banking at Rutgers University.

   Anthony Bergamo has been a Director of the Company since May 29, 2002.
Mr. Bergamo has served in a variety of capacities with Milstein Hotel Group since April 1996, most recently as Vice Chairman and has been Chief Executive Officer of Niagara Falls Redevelopment, Ltd. since August 1998. Mr. Bergamo has held various positions with MB Real Estate, a property management company based in New York City and Chicago since April 1996, including the position of Vice Chairman since May 2003. Mr. Bergamo has also been a Director since 1995, a Trustee since 1986 and currently is Chairman of the Audit Committee of Dime Community Bancorp. Mr. Bergamo is also the Founder and Chairman of the Federal Law Enforcement Foundation since 1988, a foundation that provides economic assistance to both federal and local law enforcement officers suffering from serious illness and to communities recovering from natural disasters. Mr. Bergamo earned a B.S. in History from Temple University in 1968 and a J.D. from New York Law School in 1973.

   Fred B. Chaney, Ph.D., has been a Director of the Company since April 1995. Dr. Chaney was President and Chief Executive Officer of TEC's parent company, Vedax Sciences Corporation, until March 1998 when he sold his interest. Dr. Chaney, through the TEC program, formed a worldwide network of CEO's and key executives serving over 8,000 mid-sized growth companies. Dr. Chaney's early business career was with the Boeing Company and Rockwell, where he implemented management systems and quality motivational programs. In 1968, he co-authored the book Human Factors in Quality Assurance with Dr. D. H. Harris. Dr. Chaney has been a guest lecturer on customer service at UCLA, Loyola, University of Southern California and University of Colorado Business Schools. Dr. Chaney previously served as a Director of Rusty Pelican Seafood, Inc. Dr. Chaney earned his Bachelors (1959), Masters (1960), and Ph.D. (1962) in managerial psychology at Purdue University. He also completed a National Science Foundation Post-Doctorial Fellowship at University of London in 1964.

   Thomas C. Lasorda has been a Director of the Company since November 2001. Mr. Lasorda, a member of the Baseball Hall of Fame, was recently appointed as Special Advisor to the Chairman of the Los Angeles Dodgers and was previously a Senior Vice President of the Los Angeles Dodgers since February 1998 and prior thereto was a Vice President of such team since July 1996. Mr. Lasorda is also an internationally renowned motivational speaker. He was the manager of the gold medal winning United States Baseball Team for the 2000 Summer Olympic Games in Sydney, Australia and was the manager of the Los Angeles Dodgers for 20 years.

   Michael A. Ledeen, Ph.D., has been a Director of the Company since November 2001. Dr. Ledeen has been a resident scholar in the Freedom Chair at the American Enterprise Institute since 1989 and was the Vice Chairman of the U.S.-China Security Review Commission from 2001 to 2004. An expert in contemporary history and international affairs, Dr. Ledeen is a frequent contributor to the Wall Street Journal, the Weekly Standard, National Review, and Commentary and serves as a contributing editor to the National Review Online. During the Reagan administration, from 1981 to 1987, Dr. Ledeen held numerous positions including a consultant to the National Security Adviser, the Office of the Secretary of Defense, and the State Department and was a special adviser to the Secretary of State. Dr. Ledeen is the author of eighteen books, including most recently "The War Against the Terror Masters" (St. Martin's Press, 2003).

   Clark R. Mandigo served as the Chairman of the Board of the Company from July 2001 through July 14, 2003 and has been a Director of the Company since March 1992. Mr. Mandigo has been a Papa John's Pizza franchisee since 1995. From 1986 to 1991, he was President, Chief Executive Officer and Director of Intelogic Trace, Inc., a corporation engaged in the sale, lease and support of computer and communications systems and equipment. From 1985 to 1997, Mr. Mandigo served on the Board of Directors of Physician Corporation of America, a managed health care company. From 1993 to 1997, Mr. Mandigo served on the Board of Palmer Wireless, Inc., a cellular telephone system operator, and from 1995 to February 2004, Mr. Mandigo served on the Board of Horizon Organic Holdings Corporation. Mr. Mandigo currently serves as a Trustee of Accolade Funds and U.S. Global Investors Funds.

   Mark G. Saltzgaber has been a Director of the Company since November 2001. Mr. Saltzgaber is an experienced investment banker, consultant and private equity investor in the restaurant industry. He is currently an independent consultant to emerging restaurant chains and private equity firms.
Mr. Saltzgaber was previously a Venture Partner until March 2004 of Dorset Capital Management, LLC ("Dorset Capital"), a consumer-focused private equity firm he co-founded in 1999. Prior to Dorset Capital, Mr. Saltzgaber was a Managing Director in the Equity Capital Markets Department at Montgomery Securities where he was responsible for advising consumer growth companies. Prior to that, Mr. Saltzgaber was also a Principal and Co-Director of the restaurant investment banking practice at Montgomery Securities. Mr. Saltzgaber is currently a director of Pasta Pomodoro, Inc.

   John D. White is Executive Vice President, Treasurer and a Director of the Company, and was the Chief Financial Officer from 1992 to 1999 and has been the Chief Financial Officer since September 2004. Prior to joining the Company, Mr. White was employed as Senior Vice President of Finance for Coulter Enterprises, Inc. Prior to that, Mr. White was a principal of Arthur Young & Company and taught management development and computer auditing seminars in their National Training Program. Mr. White earned a BBA in accounting from Wichita State University in 1970 and is a graduate of the Stanford Executive Program.

RECOMMENDATION OF THE BOARD OF DIRECTORS

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES.

                              CORPORATE GOVERNANCE

   The Company is proud of its corporate governance initiatives and believes its corporate governance profile compares favorably with other leading companies.

CONSTITUTION OF THE BOARD OF DIRECTORS

   The Company has determined that seven out of its eight members of the Board of Directors meet the current independence standards under (i) the current
NASD rules for The NASDAQ Stock Market ("Nasdaq"), (ii) the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and other rules and regulations of the Securities and Exchange Commission ("SEC"), (iii) Rule 162(m) of the Internal Revenue Code of 1986, as amended, and (iv) the Company's By-laws. The Company has determined that all the members of the Audit Committee, are "financial experts" as defined by the rules promulgated under the Sarbanes-Oxley Act. The Company currently rotates the position of the Chairman of the Board. Mr. Greene was appointed Chairman of the Board on July 14, 2003.

BOARD COMMITTEES AND DIRECTOR MEETINGS

   Directors are expected to attend all Board meetings and meetings of committees on which they serve, and each annual stockholders' meeting. In 2004 all of the Directors attended the Company's annual meeting of stockholders.

   For the fiscal year ended December 28, 2004, there were nine meetings or actions by unanimous written consent of the Board of Directors. Each Director attended more than 75% of the total number of meetings of the Board and committees on which he served.

   From time to time the Board of Directors has reviewed and enhanced its corporate governance initiatives in response to changing regulatory requirements and the concerns of the Company's stockholders and other constituents. At each Board of Directors meeting, the independent members of the Board of Directors meet in executive session without the presence of the Chief Executive Officer or any other officer or employee of the Company.

   The Board of Directors has an Executive Committee, an Audit Committee, a Corporate Governance Committee, a Compensation/Stock Option Committee, and a Nominating Committee. All committees have charters and all the charters and the Company's Statement on Corporate Governance are available for review on the Company web site, www.lonestarsteakhouse.com. Each of the Board of Directors, the Executive Committee, the Audit Committee, the Corporate Governance Committee, the Compensation/Stock Option Committee, and the Nominating Committee may seek legal or other expert advice from outside services. The Board of Directors views the selection of a Chief Executive Officer as one of its most important responsibilities and has approved a policy for Chief Executive Officer succession.

   The Executive Committee is composed of two (2) independent directors and one
(1) director who is an employee of the Company. The Executive Committee has the authority and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, but the Executive Committee does not have such power or authority in reference to the following matters: (i) approving or adopting or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval; or (ii) adopting, amending or repealing any By-law of the Company. All matters approved by the Executive Committee are brought for approval or ratified by the Board of Directors.

   The Audit Committee is composed of three (3) of the Company's independent directors. The Audit Committee is charged with reviewing the Company's annual audit and meeting with the Company's independent auditors to review the Company's internal controls and financial management practices and other responsibilities as discussed in the Audit Committee Charter. The Audit Committee is also responsible for engaging, overseeing and compensating the Company's independent auditors.

   The Corporate Governance Committee, which is composed of three (3) of the Company's independent directors, develops and recommends to the Board principles of corporate governance, and ensures that there is compliance with such corporate governance principles. The Corporate Governance Committee encourages all of the Directors of the Company to attend various seminars to insure that its members are regularly updated on the most recent developments in corporate governance.

   The Compensation/Stock Option Committee which is composed of five (5) of the Company's independent directors, recommends to the Board of Directors compensation for the Company's key employees and administers the Company's
2004 Stock Option Plan (the "2004 Plan") and the Company's 1992 Incentive and Non-Qualified Stock Option Plan, as amended (the "1992 Plan"). As described in "Executive Compensation -- Report by the Compensation/Stock Option Committee on Executive Compensation -- Stock Option Plan," the 1992 Plan has expired. In December 2004, at the recommendation of the Board of Directors, the Company's stockholders approved the 2004 Plan.

   The Nominating Committee is composed of three (3) of the Company's independent directors and is charged with identifying prospective candidates to serve as directors by reviewing candidates credentials and qualifications, and interviewing prospective candidates before submitting their respective names to the Board.

   The members of the Executive Committee are Messrs. Greene, Mandigo and White. The members of the Audit Committee are Messrs. Bergamo, Greene and Mandigo. The members of the Corporate Governance Committee are Messrs. Bergamo, Ledeen and Saltzgaber. The members of the Compensation/Stock Option Committee are Messrs. Chaney, Greene, Lasorda, Mandigo and Saltzgaber. The members of the Nominating Committee are Messrs. Chaney, Lasorda and Ledeen.

   During fiscal 2004, there were seven meetings or actions by unanimous written consent of the Executive Committee, 11 meetings or actions by unanimous written consent of the Audit Committee, three meetings or actions by unanimous written consent of the Corporate Governance Committee, five meetings or actions by unanimous written consent of the Compensation/Stock Option Committee and two meetings or actions by unanimous written consent of the Nominating Committee.

STATEMENT ON CORPORATE GOVERNANCE

   The Company is committed to maintaining high corporate governance standards, including director independence, continuing education, and, evaluation of CEO performance.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

   The Company provides new Directors with a director orientation program to familiarize each new Director with the Company's business, significant financial, accounting and risk management issues, compliance, code of business conduct and ethics, corporate governance guidelines, principal officers and independent auditors. In addition, Messrs. Greene and Chaney have participated in continuing educational programs.

LOAN POLICY

   The Company does not provide any type of loans to the Company's executive officers or Directors to pay the exercise price of stock options held by them.

SUCCESSION PLAN

   The Board has evaluated a succession policy and has a plan currently in place for the position of CEO.

CODE OF CONDUCT AND ETHICS

   The Company has adopted a code of conduct and ethics (the "Code") that applies to all directors, officers and employees. The Code is reasonably designed to deter wrongdoing and promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other public communications made by the Company,
(iii) compliance with applicable governmental laws, rules and regulations,
(iv) the prompt internal reporting of violations of the Code to appropriate persons identified in the Code, and (v) accountability for adherence to the Code. Amendments to the Code and any grant of a waiver from a provision of the Code requiring disclosure under applicable SEC rules will be disclosed on the Company's website at www.lonestarsteakhouse.com. The Code is also available on the Company's website.

SARBANES-OXLEY ACT

   The Company has taken a number of measures to ensure compliance with the Sarbanes-Oxley Act. The Board of Directors, Officers, regional and district managers, and members of the Company's finance and legal staffs receive regular updates on the Sarbanes-Oxley Act and Nasdaq regulations. The Company has enhanced its disclosure controls and procedures so that its periodic disclosures to the SEC are reviewed by many more persons than in the past. In addition, the Company has instituted a sub-certification procedure, that requires the appropriate responsible employees to review and certify full compliance with all internal controls and the accuracy of periodic reports to be filed with the SEC. The Audit Committee has instituted policies and procedures to pre-approve audit and non-audit services performed by Ernst & Young LLP, the Company's independent auditors.

OTHER EXECUTIVE OFFICERS

   In addition to Mr. White, the other Executive Officers of the Company are as follows:

   Jamie B. Coulter, 64, has served as Chief Executive Officer of the Company since January 1992, served as President of the Company from January 1992 to June 1995 and served as Chairman from January 1992 to July 2001. In 1993,
Mr. Coulter was inducted into the Pizza Hut Hall of Fame and was named INC. Magazine's Midwest Region Master Entrepreneur of the year. Mr. Coulter received the Nation's Restaurant News Golden Chain Award in 1995 and was Restaurants & Institutions CEO of the year in 1996. In 1997, Mr. Coulter received the Nation's Restaurant News Hot Concept Award. Mr. Coulter has previously served as Chairman of the Board of Directors of the Young Presidents' Organization. Mr. Coulter received a BS degree in Business from Wichita State University in 1963 and is a graduate of the Stanford University Executive Program.

   Tomlinson D. O'Connell, 36, joined the Company in 1995, and has been President of Lone Star Restaurants since September 2002 and Chief Operating Officer of Lone Star Restaurants since December 2003. From December 1999 to September 2002, Mr. O'Connell was Senior Vice President of Operations of Lone Star Steakhouse & Saloon, Inc. Mr. O'Connell is currently responsible for the operation of all Lone Star Steakhouse & Saloon restaurants. Mr. O'Connell was with the Ritz-Carlton Hotel Company from 1992 to 1995. During his tenure there the company was awarded the Malcolm Baldrige Award. Mr. O'Connell graduated from the University of Nevada at Las Vegas in 1992 with a Bachelor of Science degree in Hotel Administration.

   Gerald T. Aaron, 64, has been Senior Vice President -- Counsel and Secretary of the Company since January 1994. From November 1991 to January 1994,
Mr. Aaron was employed as General Counsel for Coulter Enterprises, Inc. From March 1989 to November 1991, Mr. Aaron operated a franchise consultant practice. From 1969 to 1984 Mr. Aaron was Vice President -- Counsel for Pizza Hut, Inc. and from 1984 to 1989, Mr. Aaron was President of International
Pizza Hut Franchise Holders Association.

   Deidra Lincoln, 45, has been Vice President of Del Frisco's since January, 2000. Ms. Lincoln is the co-founder of Del Frisco's Double Eagle Steak House ("Del Frisco's"), which was acquired by the Company in 1995. Since 1995, Ms. Lincoln has served in various managerial capacities and is responsible for all of the Company's Del Frisco's operations.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Based solely upon a review of Forms 3 and 4 and amendments thereto, all directors, officers and beneficial owners of more than 10 percent of the Company's beneficial securities timely filed their Forms 3, 4 and 5.

                             EXECUTIVE COMPENSATION


   The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the chief executive officer ("CEO") and the four most highly compensated executive officers of the Company (collectively with the CEO the "Named Executive Officers") other than the CEO whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 28, 2004.


                                                  ANNUAL COMPENSATION                                LONG TERM COMPENSATION
                                                 ---------------------                        -------------------------------------
                                                                                                  NUMBER OF
                                                                                                  SECURITIES
                                                                            OTHER ANNUAL      UNDERLYING OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR     SALARY     BONUS ($)    COMPENSATION (1)      (# OF SHARES)      COMPENSATION (2)
---------------------------              ----    --------   ----------    ----------------    ------------------   ----------------
Jamie B. Coulter .....................   2004    $856,731   $  414,000(3)     $148,162(4)           65,000             $110,823
Chief Executive Officer                  2003    $823,558   $  145,493        $110,104(4)               --             $ 95,318
                                         2002    $750,000   $1,051,500        $109,848(4)               --             $180,150

John D. White ........................   2004    $623,077   $  176,500        $ 93,878(5)           60,000             $ 79,958
Chief Financial Officer, Executive       2003    $600,000   $  158,583        $ 61,047(5)               --             $ 74,704
 Vice President and Treasurer            2002    $600,000   $  270,353        $ 50,522(5)               --             $ 87,035

Tomlinson D. O'Connell ...............   2004    $363,462   $  176,500        $ 68,361(6)          100,000             $ 53,996
President and Chief Operating            2003    $347,115   $  151,500              --                  --             $ 49,189
 Officer of Lone Star Restaurants        2002    $200,000   $  301,500        $ 57,785(6)               --             $ 50,150

Deidra Lincoln .......................   2004    $270,000   $   42,500              --              20,000             $ 31,250
Vice President of Del Frisco's           2003    $260,000   $   34,035              --                  --             $ 28,904
                                         2002    $260,000   $   70,918              --                  --             $ 33,092

Gerald T. Aaron ......................   2004    $259,615   $   74,000              --              35,000             $ 33,362
Senior Vice President, Counsel &         2003    $250,000   $   66,951              --                  --             $ 31,214
 Secretary                               2002    $250,000   $   80,189              --                  --             $ 25,000

---------------
(1) As to Named Executive Officers, except as set forth herein perquisites and other personal benefits, securities or property received by each Named Executive Officer did not exceed the lesser of $50,000 or 10% of such Named Executive Officer's annual salary and bonus.
(2) Represents fifty percent matching contributions by the Company pursuant to the Company's Deferred Compensation Plan which became effective October 7, 1999.
(3) Of such bonus $162,500 was paid in 2005 for services performed in 2004.
(4) During the fiscal years ended December 28, 2004, December 30, 2003 and December 31, 2002, Mr. Coulter received benefits primarily relating to tax, accounting and administrative services provided by Company personnel of $80,136, $87,038 and $82,850, respectively. The balance was primarily for reimbursement for certain medical insurance premiums and expenses.
(5) During the fiscal year ended December 28, 2004, Mr. White received benefits primarily relating to personal use of the Company's airplane ($28,962). The balance was primarily for reimbursement for certain medical insurance premiums and expenses. During the fiscal year ended December 30, 2003, Mr. White received benefits primarily relating to personal use of the Company's airplane ($38,209). The balance was primarily for reimbursement for certain medical insurance premiums and expenses. During the fiscal year ended December 31, 2002, Mr. White received benefits primarily relating to certain medical insurance premiums and expenses ($28,909). The balance was primarily for the personal use of the Company's airplane.
(6) During the fiscal years ended December 28, 2004 and December 31, 2002,
    Mr. O'Connell received benefits primarily relating to the personal use of the Company's airplane ($37,230) and ($54,396), respectively. The balance was primarily for certain medical insurance premiums, car allowances and other miscellaneous expenses.

OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth certain information regarding stock option grants made to the CEO and the other Named Executive Officers for services performed during the fiscal year ended December 28, 2004.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                             POTENTIAL REALIZABLE
                                                                                                                   VALUE AT
                                                                                                            ASSUMED ANNUAL RATES OF
                                                                                                                  STOCK PRICE
                                                                                                               APPRECIATION FOR
                                                                  INDIVIDUAL GRANTS                             OPTION TERM(2)
                                             -----------------------------------------------------------    -----------------------
                                             NUMBER OF
                                            SECURITIES     % OF TOTAL
                                            UNDERLYING      OPTIONS
                                              OPTIONS      GRANTED TO
                                               (# OF      EMPLOYEES IN      EXERCISE OR       EXPIRATION
                  NAME                      SHARES)(1)    FISCAL YEAR    BASE PRICE (#/SH)       DATE           5%           10%
                  ----                      ----------    ------------   -----------------    ----------    ----------   ----------
Jamie B. Coulter ........................      65,000         4.9              $27.80          12/28/14     $1,136,413   $2,879,893
John D. White ...........................      60,000         4.6              $27.80          12/28/14     $1,048,996   $2,658,362
Tomlinson D. O'Connell ..................     100,000         7.6              $27.80          12/28/14     $1,748,327   $4,430,604
Deidra Lincoln ..........................      20,000         1.5              $27.80          12/28/14     $  349,665   $  886,121
Gerald T. Aaron .........................      35,000         2.7              $27.80          12/28/14     $  611,914   $1,550,711

---------------
(1) The options indicated were granted on December 28, 2004 and vest ratably over a four-year period. Such options were granted pursuant to the 2004 Plan.
(2) The potential realizable portion of the foregoing table illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or differences in vesting periods. Regardless of the theoretical value of an option, its ultimate value will depend on the market value of the Common Stock at a future date, and that value will depend on a variety of factors, including the overall condition of the stock market and the Company's results of operations and financial condition. There can be no assurance that values reflected in this table will be achieved.

OPTION EXERCISE TABLE

   The following table provides information with respect to the exercise of stock options by Named Executive Officers during the fiscal year ended December 28, 2004, and also sets forth certain information concerning unexercised options held as of December 28, 2004 by the CEO and the other Named Executive Officers. At December 28, 2004, the closing price of the Company's Common Stock, as reported by Nasdaq, was $27.80.

                         FISCAL YEAR-END OPTION VALUES


                                           SHARES                           NUMBER OF SECURITIES
                                          ACQUIRED                         UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                             ON            VALUE                 OPTIONS AT               IN-THE-MONEY OPTIONS AT
                 NAME                     EXERCISE    REALIZED($) (1)         DECEMBER 28, 2004          DECEMBER 28, 2004($) (2)
 --------------------------------------   --------    ---------------    ---------------------------    ---------------------------
                                                                        EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
                                                                        -----------    -------------    -----------   -------------
Jamie B. Coulter ......................    737,611      13,819,253       1,162,389         65,000       22,470,432          --
John D. White .........................    125,000       2,040,932         700,000         60,000       13,531,875          --
Tomlinson D. O'Connell ................         --              --          88,449        100,000        1,676,806          --
Deidra Lincoln ........................     28,174         597,226          79,576         20,000        1,528,147          --
Gerald T. Aaron .......................    100,000       1,648,650         375,000         35,000        7,249,219          --

---------------
(1) Based on the difference between the exercise price of the options and the fair market value of a share of Common Stock at the date of exercise, as reported on Nasdaq.
(2) All of the unexerciseable options held by the CEO and the other Named Executive Officers were granted on December 28, 2004 and have an exercise price equal to $27.80, the closing price of the Company's Common Stock on such date.

EQUITY COMPENSATION PLAN INFORMATION

   The Company previously issued options under 1992 Directors Stock Option Plan (the "Directors Plan") and the 1992 Plan. The ability to issue options under both plans has expired. In December 2004, the Company's stockholders approved the adoption of the 2004 Plan. The following table provides information about stock option awards under the Directors Plan, the 1992 Plan and the 2004 Plan as of December 28, 2004. The plans are discussed further in Note 6 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2004.


                                                                                                                     NUMBER OF
                                                                                                                    SECURITIES
                                                                          NUMBER OF                             REMAINING AVAILABLE
                                                                       SECURITIES TO BE                         FOR FUTURE ISSUANCE
                                                                         ISSUED UPON       WEIGHTED-AVERAGE        UNDER EQUITY
                                                                         EXERCISE OF       EXERCISE PRICE OF    COMPENSATION PLANS
                                                                         OUTSTANDING          OUTSTANDING           (EXCLUDING
                                                                      OPTIONS, WARRANTS    OPTIONS, WARRANTS   SECURITIES REFLECTED
                                                                          AND RIGHTS          AND RIGHTS          IN COLUMN (A))
                           PLAN CATEGORY                                     (A)                  (B)                   (C)
                           -------------                              -----------------    -----------------   --------------------
Equity compensation plans approved by security holders............        4,596,335             $15.02               1,547,500
Equity compensation plans not approved by security holders........               --                 --                      --
                                                                          ---------             ------               ---------
    Total.........................................................        4,596,335             $15.02               1,547,500
                                                                          =========             ======               =========

DIRECTORS COMPENSATION

   Directors who are not employees receive an annual fee of $20,000; each Chairman of a Committee receives an additional annual fee of $5,000; each member of the Audit Committee receives an additional annual fee of $5,000; directors who are not employees also receive $1,000 for each telephonic meeting, $2,000 for each Committee Meeting attended (if no Board of Directors Meeting is being held on the same day) and $2,500 for attending Board and Committee Meetings held on the same day. In addition, the Chairman of the Board is paid a Chairman's fee of $100,000 per year. The Company revised the directors' fees as a result of the additional time and effort required from the directors to ensure that they are fulfilling their increased obligations under the Sarbanes-Oxley Act. The Company previously granted options to non-employee directors under the Directors Plan and the 2004 Plan. Currently, options to purchase an aggregate of 438,700 shares of Common Stock are outstanding and granted to Directors under the Directors Plan and the 2004 Plan at exercise prices ranging from $7.438 per share to $27.59 per share.

   Upon the effectiveness of the 2004 Plan, each non-employee director received options to purchase 15,000 shares of Common Stock, any non-employee directors first elected or appointed to the Board of Directors since the expiration of the Directors Plan received options to purchase 40,000 shares of Common Stock and each non-employee director received and shall receive an annual grant of options to purchase 7,500 shares of Common Stock. Upon the effectiveness of the 2004 Plan, the Chairman of the Audit Committee received options to purchase 2,500 shares of Common Stock and shall receive an annual grant of options to purchase 2,500 shares of Common Stock. In addition, upon a new non-employee director being elected or appointed to the Board of Directors such non-employee director shall receive options to purchase 40,000 shares of Common Stock and upon the appointment of a new Audit Committee Chairman, such new Chairman shall receive options to purchase 2,500 shares of Common Stock and an annual grant of options to purchase 2,500 shares of Common Stock.

EMPLOYMENT AGREEMENTS

   The Company entered into separate employment agreements, with Ms. Lincoln and with each of Messrs. White, Aaron, and O'Connell, on April 29, 2003, providing for the employment of these individuals as Executive Vice President, Senior Vice President -- Counsel and Secretary and President of Lone Star Restaurants, respectively. Each employment agreement with Messrs. White, Aaron, and O'Connell provides that the officer shall devote their entire business time to the business of the Company. The Employment Agreements provide base salaries in the amounts of $600,000, $250,000 and $350,000, respectively, for Messrs. White, Aaron and

O'Connell, subject to increases as determined by the Compensation/ Stock Option Committee and ratified by the Board of Directors. Each employment agreement with Messrs. White, Aaron, and O'Connell terminates in April 2006. Additionally, each agreement contains non-competition and non-solicitation provisions which apply for twenty-four months after cessation of employment and confidentiality provisions which apply for ten years after cessation of employment. Mr. Coulter does not have an employment, non-competition, non-solicitation or confidentiality agreement with the Company. Mr. Coulter's non-competition and non-solicitation agreement expired in 2001. In 2001, Mr. Coulter was not re-elected to the Board of Directors of the Company.

REPORT BY THE COMPENSATION/STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

GENERAL

   The Compensation/Stock Option Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees. Messrs. Chaney, Greene, Lasorda, Mandigo and Saltzgaber, non-employee directors of the Company, serve as members of the Compensation/ Stock Option Committee and are independent directors in accordance with the definition of "independent director" pursuant to the Company's Amended and Restated By-laws. Mr. Saltzgaber serves as Chairman of the Compensation/Stock Option Committee. During fiscal 2004, there were five meetings or actions by unanimous written consent of the Compensation/Stock Option Committee.

COMPENSATION PHILOSOPHY

   The Compensation/Stock Option Committee's executive compensation philosophy is to base management's pay, in part, on the achievement of the Company's performance goals, to provide competitive levels of compensation, to recognize and reward individual initiative, achievement and length of service to the Company, to assist the Company to retain and attract the best qualified management, and to enhance long term stockholder value. In retaining and attracting the best qualified management personnel, the Company targets offering compensation and benefits that place it near the top quartile of its industry.

   The Compensation/Stock Option Committee strongly believes that the caliber of the management personnel makes a significant difference in the Company's long term success and it is the philosophy of the Compensation/Stock Option Committee to provide officers with the opportunity to realize potentially significant financial gains through the grants of stock options. The Compensation/Stock Option Committee also believes that the potential for equity ownership by management is beneficial in aligning management and stockholders' interest in the enhancement of stockholder value. Towards that goal, the Compensation/Stock Option Committee recommended to the Board of Directors that the Board submit the 2004 Plan to a vote of the Company's stockholders. On December 15, 2004, the Company's stockholders approved the 2004 Plan.

   Section 162(m) of the Internal Revenue Code prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation," or any contributions by the Company pursuant to the Company's Deferred Compensation Plan (the "Deferred Plan"). The Company believes that, with certain exceptions, any compensation received by executive officers in connection with the exercise of options granted under the 1992 Plan qualifies as "performance-based compensation." During 2004, Mr. Coulter exercised options to purchase 737,611 shares of Common Stock. The compensation received by Mr. Coulter upon the exercise of these options does not qualify as "performance-based compensation." The policy of the Compensation/Stock Option Committee is to the extent reasonable to qualify the Company's executive officers' compensation for deductibility under Section 162(m) and other applicable tax laws. However, the Compensation/Stock Option Committee believes that providing an appropriate level of cash compensation and maintaining flexibility in determining compensation are also important issues which must be balanced with preserving a tax deduction for amounts in excess of $1,000,000.

SALARIES

   Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at other companies (base salaries are targeted to be competitive with the top quartile of the industry). The Company believes that it is necessary to position executive officers' base salaries at or above these levels in order to attract, retain and motivate its executive officers. In addition, the Compensation/Stock Option Committee considers the recommendations of the Company's Chief Executive Officer and its Executive Vice President. The Company defines the relevant labor market through the use of third-party executive salary surveys that reflect both the restaurant industry as well as a broader cross-section of companies from many industries. Annual salary adjustments are determined by (i) considering various factors, tangible and intangible achieved by the Company; (ii) the overall performance of the executive; (iii) the length of the executive's service to the Company; and
(iv) any increased responsibilities assumed by the executive. There are no restrictions on salary adjustments of the Company. The Company has employment agreements with its executive officers other than Mr. Coulter, which sets the base salaries and other terms and conditions of employment for such individuals. The base salaries (before taking into account the fact that in fiscal 2003 the Company's compensation was based on a 51 week period as opposed to a 52 week period in fiscal 2004) of the Company's senior management did not increase from 2003 to 2004. The Compensation/Stock Option Committee has increased the base salary of the Named Executive Officers for fiscal 2005. These increases were based on the overall positive performance of the Company and the role, performance and development of each individual.

ANNUAL BONUSES

   The Compensation/Stock Option Committee evaluates the performance of the Company's executives on an annual basis. Messrs. White, O'Connell and Aaron received bonuses of $176,500, $176,500 and $74,000, respectively, for fiscal 2004. Ms. Lincoln received a bonus of $42,500 for fiscal 2004. The bonuses paid to the Company's executives for the fiscal year ended December 28, 2004 were increased from the bonuses paid for the fiscal year ended December 30, 2003. These bonuses were based upon the level of personal achievement by individual participants and the Company's performance, including, but not limited to, (a) the Company's actual stock price performance and stock price performance relative to its peers, (b) the Company's actual performance as compared to the Company's projected performance goals for fiscal 2004, (c) the continued strong results of Sullivan's Steakhouse restaurants and Del Frisco's restaurants and (d) the successful acquisition and integration of Texas Land & Cattle ("TXLC").

COMPENSATION OF CHIEF EXECUTIVE OFFICER

   Mr. Coulter's base salary is, among other things, based upon the factors described in the "Salaries" paragraph above. Mr. Coulter was awarded a bonus of $414,000 for services performed in fiscal 2004. Mr. Coulter's bonus is based upon the factors described in the "Annual Bonuses" paragraph above and his role as Chief Executive Officer in enabling the Company to achieve its performance in fiscal 2004 and his leadership role in successfully acquiring and integrating TXLC. For these reasons, the Compensation/Stock Option Committee also increased Mr. Coulter's base salary for 2005. Mr. Coulter's base salary (before taking into account the fact that in fiscal 2003 the Company's compensation was based on a 51 week period as opposed to a 52 week period in fiscal 2004) did not increase from 2003 to 2004. Mr. Coulter was not present during the Compensation/Stock Option Committee's deliberation of his compensation.

STOCK OPTION PLAN

   It is the philosophy of the Compensation/Stock Option Committee to tie a significant portion of an executive's total opportunity for financial gain to increases in stockholder value, thereby aligning the long- term interest of the stockholders with the executives and to retain such key employee. All salaried employees, including executives and part-time employees, of the Company and its subsidiaries, are eligible for grants of stock options pursuant to the 2004 Plan. Prior to the adoption of the 2004 Plan the Company was unable to grant any stock options for over two years. During 2004, the Company granted options to the Named Executive Officers pursuant to the 2004 Plan as described above under "Option Grants in Last Fiscal Year." In determining the number of options to grant to the Named Executive Officers, the Compensation/Stock Option Committee based its determination on the factors fully described in "Salaries" and "Annual Bonuses" paragraphs above. With respect to options granted to T.D. O'Connell, the Compensation/Stock Option Committee also considered that when he was appointed President of Lone Star restaurants the Company lacked a stock option plan or other basis to award non-cash equity based compensation.

DEFERRED COMPENSATION PLAN

   The Deferred Plan is a non-qualified deferred compensation plan. Deferred Plan participants elect the percentage of pay they wish to defer into their Deferred Plan account. They also elect the percentage of their deferral account to be allocated among various investment options. The Deferred Plan permits highly compensated employees or any employee at the level of District Manager or higher to defer a portion of their annual compensation into unfunded accounts with the Company. Participants in the Deferred Plan are considered a select group of management and highly compensated employees according to the Department of Labor. A participant's account balance will be paid in cash upon death, termination of employment or retirement and, subject to certain penalty provisions, while the participant is employed by the Company. In addition, at the request of the participant, if the committee administering the Deferred Plan, in its sole discretion, determines that a participant has suffered an unforeseen financial emergency, such committee may first modify the participant's deferral election and then may distribute to the participant that portion of the participant's account balance necessary to alleviate the participant's hardship. The Company's contribution vests annually in four equal installments commencing in the second year of employment with the Company. All executive officers who participate in the Deferred Plan have been employed by the Company for more than four (4) years.

COMPENSATION/STOCK OPTION COMMITTEE

   This report by the Compensation/Stock Option Committee on Executive Compensation is submitted by the members of the Compensation/Stock Option
Committee:

                                          Mark G. Saltzgaber, Chairman
                                          Fred B. Chaney, Ph.D.
                                          William B. Greene, Jr.
                                          Thomas C. Lasorda
                                          Clark R. Mandigo


COMPENSATION COMMITTEE INTERLOCKS

   The Compensation/Stock Option Committee consists of Messrs. Chaney, Greene, Lasorda, Mandigo and Saltzgaber. There were no transactions between any member of the Compensation/Stock Option Committee and the Company during the fiscal year ended December 28, 2004. No member of the Compensation/Stock Option Committee was an officer or employee of the Company or any subsidiary of the Company during fiscal 2004.

               COMPARISON OF TOTAL RETURN FROM DECEMBER 29, 1999
        TO DECEMBER 28, 2004 AMONG LONE STAR STEAKHOUSE & SALOON, INC.,
          THE STANDARD & POOR'S SMALL-CAP 600 INDEX AND THE STANDARD &
           POOR'S 500 RESTAURANTS INDUSTRY INDEX (THE "PEER GROUP").


                               [GRAPHIC OMITTED]


                                                               BASE
                       COMPANY/INDEX                          PERIOD    26-DEC-00   25-DEC-01    31-DEC-02    30-DEC-03   28-DEC-04
 ----------------------------------------------------------   ------    ---------   ---------    ---------    ---------   ---------
Lone Star Steakhouse & Saloon, Inc. .......................     100       94.81       175.73       243.83      300.22       372.85
S&P Small-Cap 600 Index ...................................     100      109.57       121.22       104.12      146.86       177.64
S&P 500 Restaurants .......................................     100       86.91        79.90        61.49       92.15       132.63

   Assumes $100 invested on December 29, 1999 in the Company's Common Stock, the Standard & Poor's Small-Cap 600 Index and the Peer Group.

   The calculations in the table were made on a dividends reinvested basis.

   There can be no assurance that the Company's Common Stock performance will continue with the same or similar trends depicted in the above graph.

                                  PROPOSAL II
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company's independent auditors for the fiscal year ending
December 27, 2005. Although the selection of independent auditors does not require ratification, the Board of Directors has directed that the appointment of Ernst & Young LLP be submitted to stockholders for ratification due to the significance of their appointment to the Company. If stockholders do not ratify the appointment of Ernst & Young LLP as the Company's independent auditors, the Audit Committee of the Board of Directors will consider the appointment of other certified public accountants. A representative of Ernst & Young LLP will be present at the Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire. The approval of the proposal to ratify the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the votes cast by all stockholders represented and entitled to vote thereon.

   Aggregate fees for professional services rendered to the Company by Ernst & Young LLP for the years ended December 28, 2004 and December 30, 2003, were:

                                                              2004        2003
                                                           ----------   --------
Audit .................................................      $951,807   $297,317
Audit Related .........................................       120,790     89,360
Tax ...................................................       316,437    232,948
Other .................................................            --         --
                                                           ----------   --------
    Total .............................................    $1,389,034   $619,625
                                                           ==========   ========

AUDIT FEES

   Audit fees for 2004 and 2003 were for professional services rendered for the audits of the consolidated financial statements of the Company, statutory and subsidiary audits, timely reviews of quarterly financial statements, consents and assistance with review of documents filed with the SEC.

AUDIT RELATED FEES

   Audit related fees for 2004 were primarily for matters related to Sarbanes-Oxley Act advisory services. Audit Related fees for 2003 were primarily for consultations relating to Stock-Repurchase and matters related to Sarbanes-Oxley Act advisory services.

TAX FEES

   Tax fees for 2004 and 2003 were for services related to (i) tax compliance ($221,425 for the fiscal year ended December 28, 2004 and $159,428 for the fiscal year ended December 30, 2003), including the preparation of tax returns and (ii) tax planning and tax advice related primarily to the Company's 2004 acquisition of Texas Land & Cattle Steak House and the Company's Australian operations which were discontinued in December 2003.

ALL OTHER FEES

   There were no other fees paid to Ernst & Young LLP for the fiscal years ended December 28, 2004 and December 30, 2003.

   The Audit Committee reviews audit and non-audit services performed by Ernst & Young LLP as well as the fees charged by Ernst & Young LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor's independence.

   PRE-APPROVAL POLICIES AND PROCEDURES

   All audit and non-audit services to be performed by the Company's independent accountant must be approved in advance by the Audit Committee. Consistent with applicable law, limited amounts of services, other than audit, review or attest services, may be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided each such approved service is reported to the full Audit Committee at its next meeting.

   All of the engagements and fees for the Company's fiscal year ended December 28, 2004 were approved by the Audit Committee. In connection with the audit of the Company's Financial Statements for the Fiscal Years ended December 28, 2004 and December 30, 2003, Ernst & Young LLP only used full-time, permanent employees.

   The Audit Committee of the Board of Directors considered whether the provision of non-audit services by Ernst & Young LLP was compatible with its ability to maintain independence from an audit standpoint and concluded that Ernst & Young LLP's independence was not compromised.

RECOMMENDATION OF THE BOARD OF DIRECTORS

   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 27, 2005.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   For the fiscal year ended December 28, 2004, there were no transactions that were required to described under "Certain Relationships and Related Transactions."

                             AUDIT COMMITTEE REPORT

   The members of the Audit Committee at December 28, 2004 were Messrs. Bergamo, Greene and Mandigo, all of whom are "independent directors" (as "independent director" is defined pursuant to Nasdaq Marketplace Rule 4200(a)(15) and the Sarbanes-Oxley Act). During fiscal 2004, there were 11 meetings or actions by unanimous written consent of the Audit Committee. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee are intended to be in accordance with applicable requirements for corporate audit committees.

   The Audit Committee adopted a written charter, which is available at the Company's website at www.lonestarsteakhouse.com. The Company's independent auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee serves a broad-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee's members in business, financial and accounting matters. The Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

   In connection with the audit of Company's financial statements for the year ended December 28, 2004, the Audit Committee met with representatives from Ernst & Young LLP, the Company's independent auditors. The Audit Committee reviewed and discussed with Ernst & Young LLP, the Company's financial management and financial structure, as well as the matters relating to the audit required to be discussed by Statements on Auditing Standards 61 and 90.

   On June 1, 2004, the Audit Committee received from Ernst & Young LLP the written disclosures and the letter regarding Ernst & Young LLP's independence required by Independence Standards Board of Standard No. 1.

   In addition, the Audit Committee reviewed and discussed with the Company's management the Company's audited financial statements relating to fiscal year ended December 28, 2004 and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

   Based upon review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's financial statements audited by Ernst & Young LLP be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2004.

                                              Anthony Bergamo., Chairman
                                              William B. Greene, Jr.
                                              Clark R. Mandigo

             STOCKHOLDER PROPOSALS AND NOMINATING COMMITTEE REPORT

   In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than January 16, 2006.

   On May 21, 1998 the SEC adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The amendment provides that if the Company does not receive notice of the proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year's proxy statement, then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

   With respect to the Company's 2006 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal, which has not been timely submitted, for inclusion in the Company's proxy statement by April 2, 2006 the Company will be permitted to use its discretionary voting authority as outlined above.

   The By-laws of the Company establish procedures for stockholder nominations for elections of directors of the Company and bringing business before any annual meeting or special meeting of stockholders of the Company. Any stockholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that if and only if the annual meeting is not scheduled to be held within a period that commences thirty days after such anniversary date (the "Other Meeting Date"), such Stockholder Notice shall be given in the manner provided by the later of (i) the close of business on the date ninety days prior to such Other Meeting Date or (ii) the close of business on the tenth day following the date on which such Other Meeting Date is first publicly announced or disclosed. Any notice to the Secretary must include: (i) the name and address of record of the stockholder who intends to make the nomination;
(ii) a representation that the stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (iv) the consent of each nominee to serve as a director of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably by required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, in which event, the officer will announce that determination to the meeting and the defective nomination will be disregarded.

   The Nominating Committee identifies prospective candidates to serve as directors by reviewing candidates credentials and qualifications, and interviewing prospective candidates before submitting their respective names to the Board. In addition, The Nominating Committee adopted a written charter, which is available at the Company's website at www.lonestarsteakhouse.com. The members of the Nominating Committee on December 28, 2004 were Fred B. Chaney Ph.D., Thomas C. Lasorda and Michael A. Ledeen Ph.D. During fiscal 2004, there were two meetings or actions by unanimous written consent of the Nominating Committee, and each of the members of the Nominating Committee was present at that meeting. Each member of the Nominating

Committee meets the criteria for being "independent" set forth under
Section 4200(a)(15)of Nasdaq's listing standards.

   The Nominating Committee considers recommendations for director nominees from a wide variety of sources, including members of the Company's Board, business contacts, community leaders, other third-party sources and members of management. The Nominating Committee also considers shareholder recommendations for director nominees that are properly received in accordance with the Company's By-laws and applicable rules and regulations of the SEC.

   The Board believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nominating Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance.

   The Nominating Committee initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available to the Committee. A member of the Nominating Committee will contact for further review and interview those candidates who the Committee believes are qualified, who may fulfill a specific Board need and who would otherwise best make a contribution to the Board. If, after further discussions with the candidate, and other review and consideration as necessary, the Nominating Committee believes that it has identified a qualified candidate, it will consider making a recommendation to the Board.

   PROCEDURES FOR CONTACTING DIRECTORS

   The Board of Directors has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board generally or a specific director at any time by writing to: Gerald T. Aaron, Secretary, Lone Star Steakhouse & Saloon, Inc., 224 East Douglas, Suite 700, Wichita, Kansas 67202-3414. The Secretary reviews all messages received, and forwards any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the Chairman of the Nominating Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board. The Secretary has the right, but not the obligation, to forward such other communications to appropriate channels within the Company.

                               PROXY SOLICITATION

   The cost of soliciting proxies will be borne by the Company. The transfer agent and registrar for the Company's Common Stock, Wachovia Bank, N.A., as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation. The Company has retained Innisfree M&A Incorporated for a fee not to exceed $6,500, plus reimbursement of reasonable out-of-pocket expenses to assist in the solicitation of proxies and revocations. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers, and other employees of the Company who will receive no additional compensation therefor.

   The Company requests persons such as brokers, nominees, and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.

                                 ANNUAL REPORT


   All stockholders of record as of May 9, 2005 have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report for the fiscal year ended December 28, 2004. Such report contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 28, 2004.

                                        By Order of the Company,



                                        /s/ GERALD T. AARON
                                        -------------------------------------
                                        GERALD T. AARON
                                        Secretary




Dated: Wichita, Kansas
May 16, 2005

   The Company will furnish, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 28, 2004 (without exhibits) as filed with the Securities and Exchange Commission to stockholders of record on the Record Date who make written request therefor to Gerald T. Aaron, Secretary, Lone Star Steakhouse & Saloon, Inc., 224 E. Douglas, Suite 700, Wichita, Kansas 67202-3414.

                       LONE STAR STEAKHOUSE & SALOON, INC.
                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 21, 2005
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P   The undersigned stockholder of Lone Star Steakhouse & Saloon, Inc., a
R   Delaware Corporation (the "Company"), hereby appoints Jamie B. Coulter and
O   John D. White with full power of substitution and to each substitute
X   appointed pursuant to such power, as proxy or proxies, to cast all votes as
Y designated hereon, which the undersigned stockholder is entitled to cast at the Annual Meeting of the Stockholders (the "Annual Meeting") of Lone Star Steakhouse & Saloon, Inc., to be held at 9:00 a.m., local time on June 21, 2005 at the Del Frisco's Double Eagle Steak House restaurant located at 1221 Sixth Avenue, New York, New York, and at any and all adjournments and postponements thereof, with all powers which the undersigned would possess if personally present (i) as designated below with respect to the matters set forth below and described in the accompanying Notice and Proxy Statement, and (ii) in their discretion with respect to any other business that may properly come before the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned to others for such Annual Meeting.

    This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted (1) FOR the election of all nominees listed in Proposal 1; (2) FOR the ratification of Ernst & Young, LLP as the Company's independent auditors; and (3) in accordance with the discretion of the proxies or proxy with respect to any other business transacted at the Annual Meeting.

                  (Continued and to be signed on reverse side)

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE USING
    DARK INK ONLY.                      THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

 1. Election of nominees named below to the Board of
    Directors of the Company.                                     FOR ALL NOMINEES LISTED        WITHHOLD AUTHORITY
                                                                  BELOW (EXCEPT AS MARKED     TO VOTE FOR ALL NOMINEES
                                                                  TO THE CONTRARY BELOW).           LISTED BELOW.
    Nominees: William B. Greene, Jr., Fred B. Chaney, Ph.D.                 [ ]                         [ ]

    INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

    ----------------------------------------------------------

 2. To ratify the appointment of Ernst & Young, LLP as the Company's        FOR         AGAINST        ABSTAIN
    independent auditors for the fiscal year ending December 27, 2005.      [ ]           [ ]            [ ]

                                                                                  This proxy may be revoked prior to the time it is
                                                                                  voted by delivering to the Secretary of the
                                                                                  Company either a written revocation or a proxy
                                                                                  bearing a later date or by appearing at the Annual
                                                                                  Meeting and voting in person.

                                                                                  Date _______________________________________, 2005

                                                                                  __________________________________________________
                                                                                  (Signature)

                                                                                  __________________________________________________
                                                                                  (Signature)

                                                                                  Your signature should appear the same as your name
                                                                                  appears hereon. If signing as attorney, executor,
                                                                                  administrator, trustee or guardian, please
                                                                                  indicate the capacity in which signing. When
                                                                                  signing as joint tenants, all parties in the joint
                                                                                  tenancy must sign. When a proxy is given by a
                                                                                  corporation, it should be signed by an authorized
                                                                                  officer and the corporate seal affixed. No postage
                                                                                  is required if mailed in the United States.

                                                                                                 PLEASE ACT PROMPTLY

                         PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE TODAY